Exhibit 99.1

Pennsylvania American Water and Towamencin Township
to Terminate the Sale of Wastewater System

MECHANICSBURG, Pa. (Aug. 28, 2024) – Pennsylvania American Water (PAW) and Towamencin Township will begin the process of terminating the sale of the township’s wastewater system, subject to formal approval at Towamencin’s next Board of Supervisors’ meeting. On June 14, 2022, Towamencin executed an asset purchase agreement (APA) to sell the township’s wastewater system to NextEra Water Pennsylvania, LLC (NextEra Water). In March 2023, NextEra Water exited the transaction and Pennsylvania American Water agreed to step in as the buyer under essentially the same terms agreed to by NextEra Water. PAW acquired the rights to the APA effective March 24, 2023.

On July 2, 2024, the Pennsylvania Public Utility Commission (PUC) finalized new criteria for reviewing the sale of public water and wastewater systems. The terms of the APA initially agreed to by Towamencin Township and NextEra Water, and now reflected in the APA to which PAW is a party, are substantially different from the PUC’s new criteria. Given that, at this time, PAW and Towamencin will begin the process of termination of the existing APA.

“We are grateful to the Board of Supervisors for their partnership and the trust they placed in us to address their environmental compliance challenges and much needed investment in their treatment plant,” said Pennsylvania American Water President Justin Ladner. “Unfortunately, and upon further review, we both agree the structure of the original deal is unlikely to meet the approval criteria recently established by the PUC. Pennsylvania American Water has a long history of delivering water and wastewater solutions that bring greater value to communities, and we will continue to take that same approach across the Commonwealth.”

Notably, next month, Pennsylvania American Water will seek PUC approval of its proposed acquisition of the Elizabeth Borough Municipal Authority, a wastewater system in Allegheny County.

“Upon review and approval by the PUC, we look forward to serving new customers in Elizabeth Borough,” Ladner said.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, among other things, the proposed transactions discussed above. These statements are based on the current expectations of management of Pennsylvania American Water. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including with respect to (1) the terms and timing of the termination of the Towamencin APA; (2) the ability to obtain and/or the timing of the PUC’s approval of the proposed acquisition of the wastewater system of the Elizabeth Borough Municipal Authority; (3) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect Pennsylvania American Water; and (4) other economic, political, business and other factors that may impact or affect the water and wastewater industries generally or Pennsylvania American Water specifically. Forward-looking statements are not guarantees or assurances of future performance or results, and Pennsylvania American Water and its affiliates do not undertake any duty to update any forward-looking statement.

About American Water
American Water (NYSE: AWK) is the largest regulated water and wastewater utility company in the United States. With a history dating back to 1886, We Keep Life Flowing® by providing safe, clean, reliable and affordable drinking water and wastewater services to more than 14 million people with regulated operations in 14 states and on 18 military installations. American Water’s 6,500 talented professionals leverage their significant expertise and the company’s national size and scale to achieve excellent outcomes for the benefit of customers, employees, investors and other stakeholders.

For more information, visit amwater.com and join American Water on LinkedIn, Facebook, X and Instagram.

About Pennsylvania American Water
Pennsylvania American Water, a subsidiary of American Water, is the largest regulated water utility in the state, providing high-quality and reliable water and wastewater services to approximately 2.3 million people.

AWK-IR

Media Contact:
John Kelemen
External Affairs Manager
484-238-5216
John.kelemen@amwater.com

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